As filed with the Securities and Exchange Commission on June 8, 2016.

Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
____________________

STAGE STORES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	91-1826900
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2425 West Loop South, Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

STAGE STORES, INC. NONQUALIFIED DEFERRED COMPENSATION PLAN
(Full Title of the Plan)

Chadwick P. Reynolds, Esq.
Senior Vice President, Chief Legal Officer and Secretary
2425 West Loop South
Houston, Texas 77027
(Name and Address of Agent For Service)
(800) 579-2302
(Telephone Number, Including Area Code, of Agent For Service )
Copies to: Philip B. Sears, Esq. McAfee & Taft, P.C. 211 North Robinson Oklahoma City, OK 73102

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑ Accelerated filer ☐ Non-accelerated filer ☐ Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Deferred Compensation Obligations (1)	$50,000,000	100%	$50,000,000	$5,035
Common Stock, par value $0.01 per share	1,000,000 (2)	$5.56 (3)	$5,560,000 (3)	$560
Total:				$5,595

(1)
The Deferred Compensation Obligations are unsecured obligations of Stage Stores, Inc. to pay deferred compensation in the future in accordance with the terms of the Stage Stores, Inc. Nonqualified Deferred Compensation Plan.

(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock, par value $0.01 per share, of Stage Stores, Inc. that may become issuable pursuant to the anti-dilution provisions of the Stage Stores, Inc. Nonqualified Deferred Compensation Plan.

(3)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended. Pursuant to Rule 457 (c) and (h), this estimate is based upon the average of the high and low prices of our common stock, par value $0.01 per share, on June 2, 2016, as reported on the New York Stock Exchange.

EXPLANATORY NOTE
Stage Stores, Inc. (“Company”) is filing this Registration Statement on Form S-8 (“Registration Statement”) relating to the Stage Stores, Inc. Nonqualified Deferred Compensation Plan (“Plan”) to register an additional 1,000,000 shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) and an additional $50,000,000 in Deferred Compensation Obligations under the Plan.
These securities are of the same class as the securities registered on the Registration Statement on Form S-8 (Registration No. 333-151566) filed with the Securities and Exchange Commission (“SEC”) on June 10, 2008 relating to the Plan, as amended by Post-Effective Amendment No. 1 filed with the SEC on May 29, 2013 and Post-Effective Amendment No. 2 filed with the SEC on June 8, 2016 (collectively, the “Prior Registration Statement”). The Prior Registration Statement registered 100,000 shares of Common Stock and $40,000,000 in Deferred Compensation Obligations.
Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.
The Exhibits to the Registration Statement are listed in the Exhibit Index, which index is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 8, 2016.

STAGE STORES, INC.

By: /s/ Oded Shein
Oded Shein
Executive Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on June 8, 2016.

/s/ Michael L. Glazer
Michael L. Glazer
President and Chief Executive Officer
(Principal Executive Officer)

/s/ Oded Shein
Oded Shein
Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ Richard E. Stasyszen
Richard E. Stasyszen
Senior Vice President, Finance and Controller
(Principal Accounting Officer)

*	Director	*		Director
Alan J. Barocas		Lisa R. Kranc

*	Director	*		Director
Elaine D. Crowley		William J. Montgoris

*	Director	*		Director
Diane M. Ellis		C. Clayton Reasor

*	Director	*		Director
Michael L. Glazer		Ralph P. Scozzafava

*	Director
Earl J. Hesterberg

(Constituting a majority of the Board of Directors)
			*By:	/s/ Oded Shein
Oded Shein
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Articles of Incorporation of Stage Stores, Inc. dated June 7, 2007 are incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q filed on September 12, 2007

3.2	Amended and Restated Bylaws of Stage Stores, Inc. dated June 2, 2016 are incorporated by reference to Exhibit 3 to our Current Report on Form 8-K filed on June 7, 2016

4.1	Form of Common Stock Certificate of Stage Stores, Inc. is incorporated by reference to Exhibit 4.1 to our Registration Statement on Form 10 filed on October 29, 2001

4.2
Stage Stores, Inc. Nonqualified Deferred Compensation Plan As Amended and Restated effective April 1, 2013 is incorporated by reference to Exhibit 4.4 to our Post-Effective Amendment No. 1 to our Registration Statement on Form S-8 filed on May 29, 2013

5.1*	Opinion of McAfee & Taft A Professional Corporation

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of McAfee & Taft A Professional Corporation (included as part of Exhibit 5.1)

24.1*	Power of Attorney

______________________________________________________

*	Filed herewith.